AboveNet

AboveNet, Inc.

Fourth Quarter 2010
Earnings Conference Call
February 25, 2011

Bill LaPerch, President & CEO
Joe Ciavarella, SVP & CFO

High Bandwidth Connectivity Solutions

AboveNet

Safe Harbor Statement

Statements made in this presentation that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, industry competition, pricing and macro-economic conditions and the Company's financial and operating prospects. The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect the Company's business and future financial results is included in the Company's SEC filings, including, but not limited to, those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company's subsequently filed Quarterly Report(s) on Form 10-Q. We discuss certain non-GAAP financial measures in this presentation and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

Solid Q4 Results


Revenue
$M
$94.3
$103.7
$108.1
Q4 '09
Q3 '10
Q4 '10
Includes Contract Termination Revenue of $0.9, $0.7, $0.4, respectively


Adjusted EBITDA
$M
$39.2
$47.2
$47.3
Q4'09
Q3 '10
Q4 '10


Adjusted EBITDA Margin
41.6%
45.5%
43.8%
Q4 '09
Q3 '10
Q4 '10


Diluted EPS
• Q4 '09 includes $183.0M of non-cash deferred income tax benefits.
• Q3 '10 includes income tax provisions that are substantially non-cash.
• Q4 '10 income tax provisions that are substantially non-cash are partially offset by a non-cash deferred income tax benefit in the U.K.
$7.96
$0.66
$0.85
Q4 '09
Q3 '10
Q4 '10

AboveNet

Q4 2010 Highlights

- Maintained a leadership position
  - Entering 2011 with more certainty around demand
  - In the fourth quarter we saw strong revenue growth from media and entertainment, web-centric, and hosting companies
- Growth Initiatives
  - Paris, Frankfurt and Amsterdam – metro Roadm networks and European LH network operational
  - Denver – Backbone placed in service
  - Toronto – Favorable regulatory ruling obtained from Canadian Radio-Television and Telecommunications Commission. Moving forward on establishing a network presence
- In November, we received a commitment for a $250M revolving credit facility
  - Transaction completed in January
- In December, we paid a $5.00 per share special cash dividend

Cash Flow from Operating Activities and Capex



$M
60
50
40
30
20
10
0
Q4 '08
Q1 '09
Q2 '09
Q3 '09
Q4 '09
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Cash Flow from Operating Activities
Cash used for Capital Expenditures



Capital Expenditure Components
December 31, 2010 YTD
4%
6%
54%
36%
Success Based
Infrastructure
Maintenance
Other

AboveNet

Financial Review

Q4 2010 Revenue – Year-over-Year Comparison

$M	Three Months Ended Dec 31, 2009	% Total	Three Months Ended Dec 31, 2010	% Total	% Δ
Metro Services	$ 25.4	27%	$ 30.3	28%	19%
WAN Services	17.6	19%	22.1	20%	26%
Fiber Infr. Svcs.	40.2	42%	44.2	41%	10%
U.K. and others	9.3	10%	10.6	10%	14%
Other	1.8	2%	0.9	1%	NM
Total	$ 94.3	100%	$ 108.1	100%	15%

- Domestic Metro and WAN revenue increased from 46% to 48% of total revenue between Q4 2009 and Q4 2010
- Revenue from U.K. operations increased 18% in local currency
- Contract Termination Revenue was $0.9M in Q4 2009 vs. $0.4M in Q4 2010

AboveNet

Q4 2010 Revenue – Sequential Quarter Comparison

$M	Three Months Ended Sept 30, 2010	% Total	Three Months Ended Dec 31, 2010	% Total	% Δ
Metro Services	$ 29.2	28%	$ 30.3	28%	4%
WAN Services	20.6	20%	22.1	20%	7%
Fiber Infr. Svcs.	43.2	42%	44.2	41%	2%
U.K. and others	9.4	9%	10.6	10%	13%
Other	1.3	1%	0.9	1%	NM
Total	$ 103.7	100%	$ 108.1	100%	4%

- Domestic lit services (Metro and WAN) continue to provide strong growth
- Revenue from U.K. operations increased 12% in local currency
- Contract Termination Revenue was $0.7M in Q3 2010 vs. $0.4M in Q4 2010

AboveNet

Q4 2010 Highlights

$M, except EPS	Three Months Ended Dec 31, 2009	Three Months Ended Dec, 31 2010	% Δ	Three Months Ended Sept 30, 2010	Three Months Ended Dec 31, 2010	% Δ
Revenue	$ 94.3	$ 108.1	15%	$ 103.7	$ 108.1	4%
Costs of Revenue	35.1	39.9	14%	35.7	39.9	12%
SG&A	21.4	26.9	26%	23.1	26.9	16%
Adj. EBITDA	$ 39.2	$ 47.3	21%	$ 47.2	$ 47.3	0%
Adj. EBITDA Margin	*41.6%*	*43.8%*		*45.5%*	*43.8%*	
Net Income	$ 206.9	$ 22.3	NM	$ 17.2	$ 22.3	30%
Diluted EPS	7.96	0.85	NM	0.66	0.85	29%
Capital Expenditures	$ 38.7	$ 47.7	23%	$ 30.5	$ 47.7	56%

- Costs of Revenue increased due to provision for impairment, third party network costs, payroll and co-location costs
- Costs of Revenue increased sequentially due to the same factors above and the normalization of property taxes in Q4 2010
- SG&A increased over Q4 2009 and sequentially primarily because of an increase in non-cash stock-based compensation expense in Q4 2010
- Net Income and Diluted EPS for Q3 2010 and Q4 2010 include income tax provisions of $11.7M and $2.1M, respectively. The Q4 2010 income tax provision was partially offset by a deferred income tax benefit in the U.K. of $7.3M. Q4 2009 reflects a deferred income tax benefit of $183.0M. These income tax provisions and benefits are substantially non-cash

AboveNet

Financial Strength

Balance Sheet

$M (at period ended)	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2010PF
Cash/cash equivalents	$87.1	$165.3	$61.6	$61.7
Debt [1] [2]	$37.6	$58.6	$51.1	$56.4

(1) Includes capital lease obligation and senior secured credit facility
(2) In January 2011, we closed a $250M Secured Revolving Credit Facility. We drew down $55M at closing, substantially all of which was used to repay the outstanding Secured Credit Facility and the bank fees associated with the new facility

Cash Flow

$M (for period ended)	December 31, 2008	December 31, 2009	December 31, 2010
Cash Flow from Operating Act.	$116.1	$157.2	$162.8
Capital Expenditures *	$117.2	$118.7	$135.7
Cash Flow from Financing Act.	$42.6	$38.9	($131.0)

* Per Consolidated Statements of Cash Flows

AboveNet

2011 Guidance

- Strong financial results in 2010
- Business continues to perform well
- Signs of improved economic environment in 2011
- 2011 revenue guidance of $460M to $470M
- Expect FY 2011 Adjusted EBITDA Margin approximately in line with 2010 actual Adjusted EBITDA Margin
- Expect FY 2011 capital expenditures of $140M to $150M
  - Includes carryover of identified investments initiated in 2010

Capital Expenditure Components

2010 Actual


4%
6%
54%
36%
Success Based
Infrastructure
Maintenance
Other

2011 Forecast


8%
6%
52%
34%
Success Based
Infrastructure
Maintenance
Other

AboveNet

Appendix

Net Revenue Attrition



Net Revenue Attrition
2.0%
1.5%
1.0%
0.5%
0.0%
1.0%
1.0%
0.6%
1.5%
1.0%
0.9%
0.8%
0.8%
Q1 '09
Q2 '09
Q3 '09
Q4 '09
Q1 '10
Q2 '10
Q3' 10
Q4' 10

Net Revenue Attrition: the reduction in monthly recurring revenue (MRR) for customers with net decreases in MRR in the quarter (as a result of terminations, price declines and other decreases, which are offset by any increases) divided by total revenue for the quarter (excluding contract termination revenue).

AboveNet

Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA is defined as net income before provision for (benefit from) income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, income/loss from discontinued operations, gain/loss on asset dispositions, depreciation and amortization, and non-cash stock-based compensation
- Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue
- Revenue, Net of Contract Termination Revenue is defined as Revenue minus Contract Termination Revenue
- Revenue in Local Currency is defined as Revenue from U.K. and others in the respective functional currency. This amount is multiplied by the period average exchange rate between such local functional currency and our functional currency, the U.S. dollar, to derive Revenue: U.K. and others ($)
- Calculation of December 31, 2010 Pro Forma Information is defined as cash / cash equivalents and debt per the audited consolidated balance at December 31, 2010 adjusted for the effect of the activity associated with the closing of the $250 million Secured Revolving Credit Facility which took place January 28, 2011

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

$M	Years ended December 31,						
	2004	2005	2006	2007	2008	2009	2010
<u>Calculation of Adjusted EBITDA</u>							
NET (LOSS) INCOME	$ (37.8)	$ (8.4)	$ 46.4	$ 13.8	$ 42.3	$ 281.6	$ 69.4
Gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries	-	-	-	(10.3)	-	-	-
Interest income	(1.1)	(1.3)	(2.4)	(3.3)	(1.8)	(0.3)	(0.1)
Interest expense	11.1	5.9	5.8	2.3	3.9	4.8	5.2
Other (income) expense, net	(9.2)	(10.9)	(2.1)	(3.8)	2.4	(3.6)	(2.0)
Loss (gain) on sales of data centers	-	1.3	(48.2)	-	-	-	-
Provision for (benefit from) income taxes	0.5	0.4	-	4.5	8.3	(187.6)	34.5
Loss (income) from discontinued operations	1.1	0.8	(3.0)	-	-	-	-
OPERATING (LOSS) INCOME	(35.4)	(12.2)	(3.5)	3.2	55.1	94.9	107.0
Depreciation and amortization	40.8	43.1	47.2	47.5	48.3	52.0	63.3
Non-cash stock-based compensation	4.9	4.0	3.9	8.2	12.5	9.7	12.5
Adjusted EBITDA	$ 10.3	$ 34.9	$ 47.6	$ 58.9	$ 115.9	$ 156.6	$ 182.8
<u>Calculation of Adjusted EBITDA Margin</u>							
Adjusted EBITDA	$ 10.3	$ 34.9	$ 47.6	$ 58.9	$ 115.9	$ 156.6	$ 182.8
Revenue	$ 189.3	$ 219.7	$ 236.7	$ 253.6	$ 319.9	$ 360.1	$ 409.7
Adjusted EBITDA Margin	5.4%	15.9%	20.1%	23.2%	36.2%	43.5%	44.6%
<u>Calculation of Revenue, Net of Contract Termination Revenue</u>							
Revenue	$ 189.3	$ 219.7	$ 236.7	$ 253.6	$ 319.9	$ 360.1	$ 409.7
Contract Termination Revenue	2.9	12.1	8.3	8.5	15.4	3.9	2.7
Revenue, Net of Contract Termination Revenue	$ 186.4	$ 207.6	$ 228.4	$ 245.1	$ 304.5	$ 356.2	$ 407.0

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

$M

Calculation of Adjusted EBITDA	Three Months Ended 12/31/08	03/31/09	06/30/09	09/30/09	12/31/09	03/31/10	06/30/10	09/30/10	12/31/10
NET INCOME	$ 17.3	$ 27.4	$ 24.6	$ 22.7	$ 206.9	$ 13.6	$ 16.3	$ 17.2	$ 22.3
Interest income	(0.4)	(0.2)	(0.1)	0.0	0.0	0.0	0.0	(0.1)	0.0
Interest expense	1.2	1.2	1.1	1.3	1.2	1.2	1.2	1.3	1.5
Other expense (income), net	1.9	0.1	(2.5)	0.5	(1.7)	0.6	(0.2)	(1.0)	(1.4)
Provision for (benefit from) income taxes	5.3	(5.1)	0.2	0.2	(182.9)	9.6	11.1	11.7	2.1
OPERATING INCOME	25.3	23.4	23.3	24.7	23.5	25.0	28.4	29.1	24.5
Depreciation and amortization	11.3	11.9	12.3	13.5	14.3	15.5	15.2	15.8	16.8
Non-cash stock-based compensation	2.9	2.9	2.9	2.5	1.4	2.1	2.1	2.3	6.0
Adjusted EBITDA	$ 39.5	$ 38.2	$ 38.5	$ 40.7	$ 39.2	$ 42.6	$ 45.7	$ 47.2	$ 47.3

Calculation of Adjusted EBITDA Margin	12/31/08	03/31/09	06/30/09	09/30/09	12/31/09	03/31/10	06/30/10	09/30/10	12/31/10
Adjusted EBITDA	$ 39.5	$ 38.2	$ 38.5	$ 40.7	$ 39.2	$ 42.6	$ 45.7	$ 47.2	$ 47.3
Revenue	$ 89.8	$ 85.4	$ 88.0	$ 92.4	$ 94.3	$ 97.2	$ 100.7	$ 103.7	$ 108.1
Adjusted EBITDA Margin	44.0%	44.7%	43.8%	44.0%	41.6%	43.8%	45.4%	45.5%	43.8%

Calculation of Revenue, Net of Contract Termination Revenue	12/31/08	03/31/09	06/30/09	09/30/09	12/31/09	03/31/10	06/30/10	09/30/10	12/31/10
Revenue	$89.8	$85.4	$88.0	$92.4	$94.3	$97.2	$100.7	$103.7	$108.1
Contract Termination Revenue	8.7	1.9	0.8	0.3	0.9	1.0	0.6	0.7	0.4
Revenue, Net of Contract Termination Revenue	$81.1	$83.5	$87.2	$92.1	$93.4	$96.2	$100.1	$103.0	$107.7

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

(Revenue in millions)

	Three Months Ended			Three Months Ended		
	12/31/09	12/31/10	% Δ	09/30/10	12/31/10	% Δ
Revenue in Local Currency (£)	5.7	6.7	18%	6.0	6.7	12%
Effective Exchange Rate *	1.63	1.58		1.57	1.58	
Revenue: U.K. and others ($)	9.3	10.6	14%	9.4	10.6	13%

* The effective exchange rate is the rate applied to the three month results to reflect the year to date currency translation rate. The translation rates for the years 2009 and 2010 were substantially the same.

Note: The percentage changes are calculated based on the detailed amounts and may differ slightly from percentages calculated based on rounded amounts in the table above.

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

Calculation of December 31, 2010 Pro Forma Information

$M	Dec 31, 2010 Consolidated Balance Sheet	Drawdown Of $250 Facility at Closing	Payments at Closing *	Dec 31, 2010 Pro Forma
Cash / Cash Equivalents	$ 61.6	$ 55.0	$ (54.9)	$ 61.7
Debt	$ 51.1	$ 55.0	$ (49.7)	$ 56.4

* The difference between the cash / cash equivalent activity and the debt activity in this column is attributable to debt acquisition fees paid with respect to the new facility and interest paid with respect to the previous facility at closing.

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

AboveNet's management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings. AboveNet's management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes. AboveNet's management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company's operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management's assessment of ongoing operations and as a measure for performance-based compensation. However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein. For example, for 2009 and 2010 the definition of adjusted EBITDA in the Company's incentive cash bonus plan excludes certain customer termination fees. Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies.

The Company also reviews revenue, net of contract termination revenue as well as revenue in local currency. Revenue, net of contract termination revenue shows the change in the Company's recurring revenue from period to period excluding the impact of non-recurring contract termination revenue. Revenue in local currency shows the changes of foreign subsidiary revenue without the impact of currency fluctuations. Management believes these non-GAAP metrics provide helpful insight into revenue trends.